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                                                               Exhibit 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 NO. 333-11759) pertaining to the 1993 Amended Incentive Stock Plan, the 1996 Employee Stock Purchase Plan, and the 1996 Director Option Plan of Microcide Pharmaceuticals, Inc. of our report dated February 4, 1997 with respect to the financial statements of Microcide Pharmaceuticals, Inc. for the year ended December 31, 1996 included in this Annual Report on Form 10-K for the year ended December 31, 1996.


                                            ERNST & YOUNG

Palo Alto, California
March 25, 1997